Exhibit 8.1

12531 High Bluff Drive Suite 100 San Diego California 92130-2040 TELEPHONE: 858.720.5100 FACSIMILE: 858.720.5125 www.mofo.com	morrison & foerster llp

austin, beijing, berlin, boston,
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new york, palo alto, san diego,
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singapore, tokyo, washington, d.c.

August 21, 2026

Alexandria Real Estate Equities, Inc.
26 North Euclid Avenue
Pasadena, California 91101

Re:	Alexandria Real Estate Equities, Inc.— Status as a Real Estate Investment Trust; Information in Prospectus under Heading Federal Income Tax Considerations

Ladies and Gentlemen:

We have acted as counsel to Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), in connection with the sale and issuance by the Company of $1,000,000,000 aggregate principal amount of its 7.250% Series A Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2057 (the “Notes”). The Notes are the subject of (i) a registration statement filed on Form S-3 (as amended, the “Registration Statement”) by the Company with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Act of 1933 (the “Securities Act”) on February 1, 2024, (ii) a prospectus dated February 1, 2024, (the “Base Prospectus”), (iii) a preliminary prospectus supplement to the Base Prospectus dated August 10, 2026 (such prospectus supplement, together with the Base Prospectus, the “Preliminary Prospectus”), and (iv) a final prospectus supplement to the Base Prospectus dated August 12, 2026, (such prospectus supplement together with the Base Prospectus, the “Prospectus”).

You have requested our opinion as to certain federal income tax matters regarding the Company. Although you may disclose to any and all persons, without limitation of any kind, the federal tax treatment and federal tax structure of the Company and all materials of any kind that were provided to you by us relating to such tax treatment and tax structure, this opinion is intended solely for your benefit in connection with the offering of the Notes. You may not authorize any other person or entity to rely on this opinion, or otherwise make this opinion available for the benefit of any other person or entity, without our prior written consent.

Alexandria Real Estate Equities, Inc.

August 21, 2026

Page Two

In our capacity as counsel to the Company and for purposes of rendering this opinion, we have examined and relied upon the following, with your consent: (i) the Registration Statement, (ii) the Prospectus, (iii) a certificate executed by duly appointed officers of the Company (the “Officer’s Certificate”) setting forth certain factual representations, dated August 21, 2026, and (iv) such other documents as we have considered relevant to our analysis. We have also examined the opinions, including officer’s certificates and exhibits related thereto (the “Supporting Documents”), of Mayer, Brown, Rowe & Maw LLP, dated February 28, 2002, June 29, 2004, March 31, 2005, September 23, 2005, June 20, 2006, June 23, 2006, September 29, 2006, January 17, 2007 and January 23, 2007, with respect to the qualification of the Company as a real estate investment trust (“REIT”) for its taxable year ended December 31, 1996, and all subsequent taxable years ending on or before December 31, 2006. In our examination of such documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have also assumed that all parties to such documents have acted, and will act, in accordance with the terms of such documents.

Our opinion is based on (a) our understanding of the facts as represented to us in the Officer’s Certificate and (b) the assumption that (i) the Company and its subsidiaries have valid legal existences under the laws of the states in which they were formed and have operated in accordance with the laws of such states, (ii) the Company is operated, and will continue to be operated, in the manner described in the Officer’s Certificate, (iii) the facts contained in the Supporting Documents, the Registration Statement and the Prospectus are true and complete in all material respects, (iv) all representations of fact contained in the Officer’s Certificate are true and complete in all material respects and (v) any representation of fact in the Officer’s Certificate that is made “to the knowledge of” or similarly qualified is correct without such qualification. We have not undertaken any independent inquiry into or verification of these facts either in the course of our representation of the Company or for the purpose of rendering this opinion, including, without limitation, any investigation as to (i) the proper allocation of lease payments between real property and personal property, or (ii) whether the Company owns, directly or indirectly, 10% or more of any tenant of the Company, applying the principles of sections 856(d)(2)(B) and (d)(5) of the Internal Revenue Code of 1986, as amended (the “Code”). While we have reviewed all representations made to us to determine their reasonableness, and nothing has come to our attention that would cause us to question the accuracy of such representations, we have no assurance that they are or will ultimately prove to be accurate.

We note that the tax consequences addressed herein depend upon the actual occurrence of events in the future, which events may or may not be consistent with any representations made to us for purposes of this opinion. In particular, the qualification and taxation of the Company as a REIT for federal income tax purposes depends upon the Company’s ability to meet on a continuing basis certain distribution levels, diversity of stock ownership, and the various qualification tests imposed by the Code. To the extent that the facts differ from those represented to or assumed by us herein, our opinion should not be relied upon.

Alexandria Real Estate Equities, Inc.

August 21, 2026

Page Three

Our opinion herein is based on existing law as contained in the Code, final and temporary Treasury Regulations promulgated thereunder, administrative pronouncements of the Internal Revenue Service (the “IRS”) and court decisions as of the date hereof. The provisions of the Code and the Treasury Regulations, IRS administrative pronouncements and case law upon which this opinion is based could be changed at any time, perhaps with retroactive effect. In addition, some of the issues under existing law that could significantly affect our opinion have not yet been authoritatively addressed by the IRS or the courts, and our opinion is not binding on the IRS or the courts. Hence, there can be no assurance that the IRS will not challenge, or that the courts will agree with, our conclusions.

Based upon, and subject to, the foregoing and the next paragraphs below, we are of the opinion that, as of the date hereof:

1.	The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code for each of its taxable years beginning with the taxable year ended December 31, 2004 through its taxable year ended December 31, 2025, and its current organization and current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT for the taxable year ending December 31, 2026 and thereafter.

2.	We have reviewed the statements included or incorporated by reference in the Prospectus under the heading “Federal Income Tax Considerations” and, insofar as such statements pertain to matters of law or legal conclusions (subject to the qualifications, exceptions and limitations stated therein), they are correct in all material respects.

We undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein. We express no opinion as to matters governed by any laws other than the Code, the Treasury Regulations, published administrative announcements and rulings of the IRS, and court decisions.

This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company and to such Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement and the Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Sincerely,

/s/ Morrison & Foerster LLP